UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2014

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

On April 24, 2014, Saia, Inc. held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of Saia’s stockholders through the solicitation of proxies, and the proposals are described in detail in Saia’s Proxy Statement. The results of the stockholder vote are as follows:

Proposal 1—Election of Directors

The following individuals were elected to serve as Class III directors to hold office until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
Linda J. French	21,746,503	188,315	4,931	902,409
William F. Martin, Jr.	21,736,398	198,413	4,938	902,409
Björn E. Olsson	21,805,161	129,648	4,940	902,409

Continuing Directors
William F. Evans
John J. Holland
Douglas W. Rockel
Herbert A. Trucksess, III
Jeffery C. Ward Richard D. O’Dell

Proposal 2— Advisory Vote on Executive Compensation

Our stockholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
21,034,266	870,115	35,368	902,409

Proposal 3— Ratification of the Appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for Fiscal Year 2014

Our stockholders ratified the appointment of KPMG LLP to serve as Saia’s independent registered public accounting firm for the 2014 fiscal year.

For	Against	Abstain	Broker Non-Votes
22,136,829	687,659	17,670	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

April 30, 2014	By:	Stephanie R. Maschmeier

Name: Stephanie R. Maschmeier
Title: Controller and Principal Accounting Officer